Exhibit 10.26

     THIS SECOND ALLONGE TO PROMISSORY NOTE (“Second Allonge”), is effective the 30th day of October, 1998, by and between METAMORPHIX, INC. (the “Maker”) and GENETICS INSTITUTE, INC. (the “Lender”).

     WHEREAS, on or about February 9, 1998 the Maker executed and delivered a Promissory Note (the “Note”) to Lender in the original principal sum of Two Million Dollars ($2,000,000), which is repayable by the Maker to the Lender on demand at any time after December 31, 1998 (“Original Demand Date”) and which, in the event certain conditions are met, provides for the conversion of the debt represented by the Note to equity on or before December 31, 1998 (“Original Conversion Date”); and

     WHEREAS, on or about August 18, 1998 the Maker executed and delivered a First Allonge to Promissory Note (“First Allonge”) to Lender modifying the Note such that the principal sum due and owing on account of a Note as of the date of the First Allonge was, and is, Two Million Two Hundred Thousand Dollars ($2,200,000), plus any and all interest that has accrued in accordance with the terms of the Note; and,

     WHEREAS, the Maker has requested, and Lender has agreed, to extend the Original Demand Date and the Original Conversion, provided that the Maker agrees to the execution of this Second Allonge; wherefore Maker and Lender now agree to modify the Note and First Allonge as follows:

     1. The principal sum, plus any and all interest that has accrued in accordance with the terms of the Note, shall be paid by Maker to Lender on demand at any time after June 30, 1999 (“New Demand Date”); and

     2. The debt created by this Note, and the payment of principal and interest, shall be subordinate to any new debt (the “Bridge Loan”) incurred by the Maker, up to the amount of One Million Dollars ($1,000,000), if:

(a) Such Bridge Loan is incurred subsequent to the date of this Second Allonge and prior to February 28, 1999; and

(b) Such Bridge Loan is created by Promissory Notes, convertible or otherwise, in an aggregate amount of at least Two Hundred and Fifty Thousand Dollars ($250,000) and not exceeding One Million Dollars ($1,000,00); and

(c) The proceeds of such may be used for working capital

     3. In the event that Maker closes an equity financing in which it raises at least Two Million Dollars ($2,000,000) from investors other than the Lender on or before June 30, 1999 (“New Conversion Date”) in a transaction approved by Maker’s Board of Directors, the unpaid principal balance of the Note, plus any and all interest that has accrued in accordance with the terms of the note, shall be converted into fully paid and non-assessable shares of the capital stock of Maker issued in connection with such equity financing, concurrently with the first closing of such equity financing, at the same price as is paid by the investors in such financing.

     4. The parties hereto do not intend that a novation of the loan shall be created or effectuated because of the modification described herein. The parties hereto do not intend that the execution of this Second Allonge and the transaction described herein shall affect the validity or priority of any lien or security interest imposed by or granted in the Promissory Note. This Second Allonge (a) is being physically attached to the Note and the First Allonge simultaneously with the entry into this Second

Allonge by the parties hereto to evidence the modification of the provisions of the Note and the First Allonge, and (b) shall upon such attachment be deemed to be a part of the Note and First Allonge as fully and completely as if the provisions were set forth at length in the body of the Note and First Allonge.

     5. All other terms, covenants, and conditions contained in the Note, except as herein modified, shall remain in full force and effect and the Maker by the execution hereof hereby ratifies and confirms each and every other term, covenant, and condition of the Note.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals to this Second Allonge to Promissory Note upon the day hereinabove first written.

[SEAL}

WITNESS:	METAMORPHIX, INC.

/s/ William E. Carlson	By:	/s/ Edwin C. Quattlebaum

William E. Carlson		Edwin C. Quattlebaum
Secretary		President & CEO

ATTEST/WITNESS:	GENETICS INSTITUTE, INC.

/s/ Bruce Leicher	By:	/s/ Richard P Shea

Bruce Leicher		Name: Richard P Shea
VP Law		Title: VP Finance